CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the use in this Registration Statement on Form N-1A of our report dated July 14, 2026, relating to the financial statements and financial highlights of Capital Group Conservative Equity ETF, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 24, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-276928 on Form N-1A of our report dated July 14, 2026, relating to the financial statements and financial highlights of Capital Group Core Equity ETF, Capital Group Dividend Value ETF, Capital Group Global Growth Equity ETF, Capital Group Growth ETF, Capital Group International Core Equity ETF, Capital Group International Focus Equity ETF, and Capital Group New Geography Equity ETF appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 24, 2026